EXHIBIT 99.1

CRT PROPERTIES, INC.
225 NE Mizner Blvd., Suite 200
Boca Raton, Florida 33432

Contact:
Thomas C. Brockwell
Executive Vice President
CRT Properties, Inc.
(561) 395-9666

NEWS

CRT Properties, Inc. To Sell 4,350,000 Shares Of Common Stock

BOCA RATON, Fla.—(BUSINESS WIRE)—December 15, 2004—CRT Properties, Inc. (NYSE:CRO) announced today that it has entered into an agreement to sell 4,350,000 shares of common stock. The Company intends to use the net proceeds from the offering to pay down the Company’s secured credit facility, fund a portion of the purchase price of recent acquisitions and for general corporate purposes and future acquisitions. Morgan Stanley is the sole underwriter for the offering. The Company has granted Morgan Stanley an option to purchase an additional 435,000 shares to cover over-allotments.

The common stock will be issued pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission. A prospectus supplement relating to the offering will also be filed with the Securities and Exchange Commission. Copies of the prospectus supplement and the accompanying prospectus relating to the offering may be obtained from the offices of Morgan Stanley & Co., Prospectus Department, 1585 Broadway, New York, NY 10036. The offering is expected to close on December 20, 2004.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale or an offer to buy these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Offers for the securities will be made only be means of the prospectus supplement and accompanying prospectus.

About CRT Properties

CRT Properties, Inc. owns or has interests in 136 office buildings, containing approximately 11.3 million rentable square feet, located primarily in 21 suburban office projects and three urban centers in twelve metropolitan areas in the Southeastern United States, Texas and Maryland.

Further information about CRT Properties, Inc. can be found on the Company’s Web site at www.crtproperties.com.

Private Securities Litigation Reform Act of 1995

     The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The forward-looking statements contained in this release, including those that refer to management’s plans and expectations for future operations, prospects and financial condition, are subject to certain risks and uncertainties. Actual results could differ materially from current expectations. The words “assume,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Reliance should not be placed on these statements because, by their nature, they are subject to known and unknown risks and can be affected by factors that are beyond the control of CRT Properties, Inc. Among the factors that could affect the Company’s actual results are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; its ability to timely lease or re-lease space at current or anticipated rents to creditworthy tenants; changes in interest rates; future demand for its debt and equity securities; and its ability to complete current and future development projects on schedule and on budget. A more detailed discussion of these and other factors is set forth in the “Risk Factors” section of the Company’s SEC reports and filings, including its Annual Report on Form 10-K for the year ended December 31, 2003. For forward-looking statements contained or incorporated by reference herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to revise any of the assumptions underlying guidance based on actual events during 2005 or to otherwise update or supplement forward-looking statements that become untrue because of subsequent events.